EXHIBIT 23.1


                         CONSENT OF INDEPENDENT AUDITORS

We consent to the reference to our firm under the caption "Experts" in Amendment No. 2 to the Registration Statement (Form S-3 No. 333-75401) and related prospectus of Compositech Ltd. for the registration of 2,968,719 shares of its common stock and to the incorporation by reference therein of our report dated February 12, 1999, except for Note 15 as to which the date is March 26, 1999, with respect to the financial statements of Compositech Ltd. included in its Annual Report (Form 10-KSB) for the year ended December 31, 1998, filed with the Securities and Exchange Commission.

                                                     /s/ Ernst & Young LLP


Melville, New York
June 15, 1999